Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contact:
David W. Patti, Communications Director 610-451-9452
Customers Bancorp Reports Results for First Quarter
First Quarter 2024 Highlights
•Q1 2024 net income available to common shareholders was $45.9 million, or $1.40 per diluted share; ROAA was 0.94% and ROCE was 12.08%.
•Q1 2024 core earnings* were $46.5 million, or $1.42 per diluted share; Core ROAA* was 0.95% and Core ROCE* was 12.24%.
•Q1 2024 adjusted core earnings* excluding certain one-time items were $55.1 million, or $1.68 per diluted share; Adjusted Core ROAA* excluding certain one-time items was 1.11% and Adjusted Core ROCE* excluding certain one-time items was 14.50%.
•CET 1 ratio of 12.5%1 at March 31, 2024, compared to 12.2% at December 31, 2023, above the approximately 11.5% target.
•TCE / TA ratio* of 7.3% at March 31, 2024, compared to 7.0% at December 31, 2023, on track to achieve 7.5% target within one to two quarters.
•Q1 2024 net interest margin, tax equivalent (“NIM”) was 3.10%, compared to Q4 2023 NIM of 3.31%, due to higher cash balances and lower average loans during the quarter.
•Total deposits increased by $41.1 million in Q1 2024 from Q4 2023 with a significant positive mix shift. Q1 2024 business unit deposit*2 growth of $1.2 billion funded the repayment of maturing wholesale CDs of $1.2 billion.
•Non-interest bearing deposits increased by $266.4 million in Q1 2024 from Q4 2023 and represented 26% of total deposits.
•Total estimated insured deposits were 78%3 of total deposits at March 31, 2024, with immediately available liquidity covering estimated uninsured deposits3 by approximately 224%.
•Non-performing assets were $35.8 million, or 0.17% of total assets, at March 31, 2024 compared to 0.13% at December 31, 2023. Allowance for credit losses on loans and leases equaled 374% of non-performing loans at March 31, 2024, compared to 499% at December 31, 2023.
•Q1 2024 provision for credit losses on loans and leases was $16.0 million compared to $13.4 million in Q4 2023 and the coverage of credit loss reserves for loans and leases held for investment was 1.12%. The coverage of credit loss reserves for loans and leases held for investment decreased modestly from 1.13% in Q4 2023 largely driven by lower consumer installment loans held for investment.
•Q1 2024 book value per share and tangible book value per share* both grew by approximately $1.56, or 3.3% over Q4 2023, driven by strong quarterly earnings and a decrease in AOCI losses of $4.3 million over the same time period.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Regulatory capital ratios as of March 31, 2024 are estimates.
[2] Total deposits excluding wholesale CDs and BMTX student-related deposits.
[3] Uninsured deposits (estimate) of $5.2 billion to be reported on the Bank’s call report, less deposits of $1.1 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $124.5 million.

CEO Commentary
West Reading, PA, April 25, 2024 - “Following an exceptional year in 2023, we are pleased to share continued progress on the execution of our strategic priorities which we believe will grow our franchise value, our margins and net interest income in 2024 and beyond,” said Customers Bancorp Chairman and CEO Jay Sidhu. “We are excited to announce that in April we welcomed 10 new, very experienced, banking teams to Customers Bank that are commercial focused deposit generators in the New York metropolitan area and in selected markets in California and Nevada. These commercial and business banking teams are highly experienced, have worked together for decades and have longstanding and deep client relationships. We expect the addition of these teams to accelerate the continued improvement of our deposit franchise with low cost, granular, primary relationship-based deposit accounts. We look forward to delivering exceptional service to their clients with our single point of contact, high-touch, technology-enabled banking capabilities. In the quarter, we once again demonstrated the momentum of our deposit franchise transformation by growing business unit deposits*2 by $1.2 billion which funded the repayment of maturing wholesale CDs in the amount of $1.2 billion. This was our fourth consecutive quarter of approximately $1 billion of business unit deposit*2 growth. The business unit deposit*2 growth was, once again, broad-based with more than 20 different channels increasing balances and roughly half contributing $25 million or more. Non-interest bearing deposits increased by $266.4 million during the quarter and represented 26 percent of total deposits. Our net interest margin moderated in the first quarter to 3.10% driven primarily by elevated cash balances resulting from strong business unit deposit*2 growth and the timing associated with replenishing higher yielding interest-earning assets that exited in the fourth quarter as we continue to remain focused on loan growth supporting holistic relationships. Capital levels continued to build as evidenced by a 24 basis point increase in our TCE / TA ratio* and an increase in our CET 1 ratio to 12.5%1. We are confident in our ability to achieve the 7.5% TCE / TA ratio* target that we disclosed last quarter. Enhanced by the addition of our new banking teams, we believe we are extremely well-positioned to continue to strengthen our deposit franchise, improve our profitability, and maintain our already strong capital ratios,” stated Jay Sidhu.
“Our Q1 2024 GAAP earnings were $45.9 million, or $1.40 per diluted share, and core earnings* were $46.5 million, or $1.42 per diluted share. Excluding certain one-time items incurred during the quarter, our adjusted core earnings* were $55.1 million, or $1.68 per diluted share. At March 31, 2024, our deposit base was well diversified, with approximately 78%3 of total deposits insured. We maintain a strong liquidity position, with $8.9 billion of liquidity immediately available, which covers approximately 224% of uninsured deposits3 and our loan to deposit ratio was 74%. We continue to focus loan production where we have a holistic and primary relationship. Commercial loans grew by $123.0 million though gross loan balances remained relatively flat given targeted reductions in consumer installment loans in the quarter. Our loan pipeline grew meaningfully through the first quarter, and we remain confident in the 10% – 15% loan growth outlook previously provided. We have ample liquidity and capital to support the needs of our customers. At March 31, 2024, we had $3.7 billion of cash on hand, to fund strategic loan growth as well as prudent balance sheet and liquidity management. Asset quality remains strong with our NPA ratio at just 0.17% of total assets and reserve levels are robust at over 370% of total non-performing loans at the end of Q1 2024. Our exposure to the higher risk commercial real estate office sector is minimal, representing approximately 1% of the loan portfolio. Continued execution on our strategic priorities has positioned us favorably for success in 2024 from a capital, credit, liquidity, interest rate risk and earnings perspective. We will remain disciplined, but opportunistic, with our balance sheet capacity to manage risk and maintain robust capital levels. We are confident in our risk management capabilities and ability to provide excellent and differentiated service to our clients. We are excited and optimistic about the opportunities we had entering 2024, which will only be enhanced by the addition of the new banking teams,” Jay Sidhu continued.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Regulatory capital ratios as of March 31, 2024 are estimates.
[2] Total deposits excluding wholesale CDs and BMTX student-related deposits.
[3] Uninsured deposits (estimate) of $5.2 billion to be reported on the Bank’s call report, less deposits of $1.1 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $124.5 million.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	March 31, 2024	December 31, 2023
Profitability Metrics:
Net income available for common shareholders	$45,926	$58,223	$(12,297)	(21.1)%
Diluted earnings per share	$1.40	$1.79	$(0.39)	(21.8)%
Core earnings*	$46,532	$61,633	$(15,101)	(24.5)%
Adjusted core earnings*	$55,137	$61,633	$(6,496)	(10.5)%
Core earnings per share*	$1.42	$1.90	$(0.48)	(25.3)%
Adjusted core earnings per share*	$1.68	$1.90	$(0.22)	(11.6)%
Return on average assets (“ROAA”)	0.94%	1.16%	(0.22)
Core ROAA*	0.95%	1.22%	(0.27)
Adjusted core ROAA*	1.11%	1.22%	(0.11)
Return on average common equity (“ROCE”)	12.08%	15.93%	(3.85)
Core ROCE*	12.24%	16.87%	(4.63)
Adjusted core ROCE*	14.50%	16.87%	(2.37)
Core pre-tax pre-provision net income*	$83,674	$101,884	$(18,210)	(17.9)%
Adjusted core pre-tax pre-provision net income*	$94,988	$101,884	$(6,896)	(6.8)%
Net interest margin, tax equivalent	3.10%	3.31%	(0.21)
Yield on loans (Loan yield)	7.05%	7.30%	(0.25)
Cost of deposits	3.45%	3.39%	0.06
Efficiency ratio	54.58%	49.08%	5.50
Core efficiency ratio*	54.24%	46.70%	7.54
Adjusted core efficiency ratio*	48.02%	46.70%	1.32
Non-interest expense to average total assets	1.87%	1.75%	0.12
Core non-interest expense to average total assets*	1.86%	1.67%	0.19
Adjusted core non-interest expense to average total assets*	1.65%	1.67%	(0.02)
Balance Sheet Trends:
Total assets	$21,347,367	$21,316,265	$31,102	0.1%
Total cash and investment securities	$7,338,025	$7,355,156	$(17,131)	(0.2)%
Total loans and leases	$13,256,871	$13,202,084	$54,787	0.4%
Non-interest bearing demand deposits	$4,688,880	$4,422,494	$266,386	6.0%
Total deposits	$17,961,383	$17,920,236	$41,147	0.2%
Capital Metrics:
Common Equity	$1,553,823	$1,500,600	$53,223	3.5%
Tangible Common Equity*	$1,550,194	$1,496,971	$53,223	3.6%
Common Equity to Total Assets	7.3%	7.0%	0.3
Tangible Common Equity to Tangible Assets*	7.3%	7.0%	0.3
Book Value per common share	$49.29	$47.73	$1.56	3.3%
Tangible Book Value per common share*	$49.18	$47.61	$1.57	3.3%
Common equity Tier 1 capital ratio (1)	12.5%	12.2%	0.3
Total risk based capital ratio (1)	15.6%	15.3%	0.3

(1) Regulatory capital ratios as of March 31, 2024 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Financial Highlights

(Dollars in thousands, except per share data)	At or Three Months Ended		Increase (Decrease)
	March 31, 2024	March 31, 2023
Profitability Metrics:
Net income available for common shareholders	$45,926	$50,265	$(4,339)	(8.6)%
Diluted earnings per share	$1.40	$1.55	$(0.15)	(9.7)%
Core earnings*	$46,532	$51,143	$(4,611)	(9.0)%
Adjusted core earnings*	$55,137	$51,143	$3,994	7.8%
Core earnings per share*	$1.42	$1.58	$(0.16)	(10.1)%
Adjusted core earnings per share*	$1.68	$1.58	$0.10	6.3%
Return on average assets (“ROAA”)	0.94%	1.03%	(0.09)
Core ROAA*	0.95%	1.05%	(0.10)
Adjusted core ROAA*	1.11%	1.05%	0.06
Return on average common equity (“ROCE”)	12.08%	16.00%	(3.92)
Core ROCE*	12.24%	16.28%	(4.04)
Adjusted core ROCE*	14.50%	16.28%	(1.78)
Core pre-tax pre-provision net income*	$83,674	$89,282	$(5,608)	(6.3)%
Adjusted core pre-tax pre-provision net income*	$94,988	$89,282	$5,706	6.4%
Net interest margin, tax equivalent	3.10%	2.96%	0.14
Yield on loans (Loan yield)	7.05%	6.70%	0.35
Cost of deposits	3.45%	3.32%	0.13
Efficiency ratio	54.58%	47.71%	6.87
Core efficiency ratio*	54.24%	47.09%	7.15
Adjusted core efficiency ratio*	48.02%	47.09%	0.93
Non-interest expense to average total assets	1.87%	1.54%	0.33
Core non-interest expense to average total assets*	1.86%	1.53%	0.33
Adjusted core non-interest expense to average total assets*	1.65%	1.53%	0.12
Balance Sheet Trends:
Total assets	$21,347,367	$21,751,614	$(404,247)	(1.9)%
Total cash and investment securities	$7,338,025	$5,843,948	$1,494,077	25.6%
Total loans and leases	$13,256,871	$15,063,034	$(1,806,163)	(12.0)%
Non-interest bearing demand deposits	$4,688,880	$3,487,517	$1,201,363	34.4%
Total deposits	$17,961,383	$17,723,617	$237,766	1.3%
Capital Metrics:
Common Equity	$1,553,823	$1,283,226	$270,597	21.1%
Tangible Common Equity*	$1,550,194	$1,279,597	$270,597	21.1%
Common Equity to Total Assets	7.3%	5.9%	1.4
Tangible Common Equity to Tangible Assets*	7.3%	5.9%	1.4
Book Value per common share	$49.29	$41.08	$8.21	20.0%
Tangible Book Value per common share*	$49.18	$40.96	$8.22	20.1%
Common equity Tier 1 capital ratio (1)	12.5%	9.6%	2.9
Total risk based capital ratio (1)	15.6%	12.3%	3.3

(1) Regulatory capital ratios as of March 31, 2024 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases
The following table presents the composition of total loans and leases as of the dates indicated:

(Dollars in thousands)	March 31, 2024	% of Total	December 31, 2023	% of Total	March 31, 2023	% of Total
Loans and Leases Held for Investment
Commercial:
Commercial & industrial:
Specialized lending	$5,104,405	39.6%	$5,006,693	38.9%	$5,519,176	37.7%
Other commercial & industrial (1)	1,113,517	8.6	1,162,317	9.0	1,414,419	9.7
Mortgage finance	1,071,146	8.3	1,014,742	7.9	1,374,894	9.4
Multifamily	2,123,675	16.5	2,138,622	16.6	2,195,211	15.0
Commercial real estate owner occupied	806,278	6.3	797,319	6.2	895,314	6.1
Commercial real estate non-owner occupied	1,182,084	9.2	1,177,650	9.2	1,245,248	8.5
Construction	185,601	1.3	166,393	1.3	188,123	1.3
Total commercial loans and leases	11,586,706	89.8	11,463,736	89.1	12,832,385	87.7
Consumer:
Residential	482,537	3.8	484,435	3.8	494,815	3.4
Manufactured housing	37,382	0.3	38,670	0.3	43,272	0.3
Installment:
Personal	492,892	3.8	555,533	4.3	849,420	5.8
Other	299,714	2.3	319,393	2.5	419,085	2.8
Total installment loans	792,606	6.1	874,926	6.8	1,268,505	8.6
Total consumer loans	1,312,525	10.2	1,398,031	10.9	1,806,592	12.3
Total loans and leases held for investment	$12,899,231	100.0%	$12,861,767	100.0%	$14,638,977	100.0%

Loans Held for Sale
Commercial:
Multifamily	$—	—%	$—	—%	$4,051	1.0%
Commercial real estate non-owner occupied	—	—	—	—	16,000	3.7
Total commercial loans and leases	—	—	—	—	20,051	4.7
Consumer:
Residential	870	0.2	1,215	0.3	821	0.2
Installment:
Personal	137,755	38.5	151,040	44.4	307,336	72.5
Other	219,015	61.3	188,062	55.3	95,849	22.6
Total installment loans	356,770	99.8	339,102	99.7	403,185	95.1
Total consumer loans	357,640	100.0	340,317	100.0	404,006	95.3
Total loans held for sale	$357,640	100.0%	$340,317	100.0%	$424,057	100.0%

Total loans and leases portfolio	$13,256,871		$13,202,084		$15,063,034
(1)    Includes PPP loans of $52.0 million, $74.7 million and $246.3 million as of March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

Loans and Leases Held for Investment
Loans and leases held for investment were $12.9 billion at March 31, 2024, up $37.5 million, or 0.3%, from December 31, 2023. Specialized lending increased $97.7 million, or 2.0% quarter-over-quarter, to $5.1 billion. Mortgage finance loans increased $56.4 million, or 5.6% quarter-over-quarter due to higher mortgage activity. Construction loans increased $19.2 million, or 11.5% quarter-over-quarter, to $185.6 million. Consumer installment loans held for investment decreased $82.3 million, or 9.4% quarter-over-quarter, to $792.6 million due to the continued build out of the held-for-sale strategy and de-risking of the held-for-investment loan portfolio. Other commercial and industrial loans decreased $48.8 million, or 4.2% quarter-over-quarter, to $1.1 billion, which included a decrease in PPP loans primarily from guarantee payments.

Loans and leases held for investment of $12.9 billion at March 31, 2024 was down $1.7 billion, or 11.9%, year-over-year, largely driven by reduced balances in consumer installment loans of $475.9 million, or 37.5% year-over-year, specialized lending of $414.8 million, mortgage finance loans of $303.7 million and other commercial and industrial loans of $300.9 million, which included a decrease in PPP loans primarily from guarantee payments.
Loans Held for Sale
Loans held for sale increased $17.3 million quarter-over-quarter, and were $357.6 million at March 31, 2024 due to the continued build out of the held-for-sale strategy in 2024.
Allowance for Credit Losses on Loans and Leases

The following table presents the allowance for credit losses on loans and leases as of the dates and for the periods presented:

	At or Three Months Ended		Increase (Decrease)	At or Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2024	December 31, 2023		March 31, 2024	March 31, 2023
Allowance for credit losses on loans and leases	$133,296	$135,311	$(2,015)	$133,296	$130,281	$3,015
Provision (benefit) for credit losses on loans and leases	$15,953	$13,420	$2,533	$15,953	$18,008	$(2,055)
Net charge-offs from loans held for investment	$17,968	$17,322	$646	$17,968	$18,651	$(683)
Annualized net charge-offs to average loans and leases	0.55%	0.51%		0.55%	0.49%
Coverage of credit loss reserves for loans and leases held for investment	1.12%	1.13%		1.12%	0.97%
Net charge-offs were relatively stable with $18.0 million in Q1 2024, compared to $17.3 million in Q4 2023 and $18.7 million in Q1 2023.
Provision (benefit) for Credit Losses

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2024	December 31, 2023		March 31, 2024	March 31, 2023
Provision (benefit) for credit losses on loans and leases	$15,953	$13,420	$2,533	$15,953	$18,008	$(2,055)
Provision (benefit) for credit losses on available for sale debt securities	1,117	103	1,014	1,117	1,595	(478)
Provision for credit losses	17,070	13,523	3,547	17,070	19,603	(2,533)
Provision (benefit) for credit losses on unfunded commitments	430	(136)	566	430	280	150
Total provision for credit losses	$17,500	$13,387	$4,113	$17,500	$19,883	$(2,383)
The provision for credit losses on loans and leases in Q1 2024 was $16.0 million, compared to $13.4 million in Q4 2023. The higher provision in Q1 2024 was primarily due to increased uncertainty and slightly weaker macroeconomic forecasts, partially offset by lower balances in consumer installment loans held for investment.
The provision for credit losses on available for sale investment securities in Q1 2024 was $1.1 million, compared to provision of $0.1 million in Q4 2023.
The provision for credit losses on loans and leases in Q1 2024 was $16.0 million, compared to $18.0 million in Q1 2023. The lower provision in Q1 2024 compared to the year ago period was primarily due to lower balances in loans held for investment.
The provision for credit losses on available for sale investment securities in Q1 2024 was $1.1 million compared to provision of $1.6 million in Q1 2023.

Asset Quality
The following table presents asset quality metrics as of the dates indicated:

(Dollars in thousands)	March 31, 2024	December 31, 2023	Increase (Decrease)	March 31, 2024	March 31, 2023	Increase (Decrease)
Non-performing assets (“NPAs”):
Nonaccrual / non-performing loans (“NPLs”)	$35,654	$27,110	$8,544	$35,654	$32,124	$3,530
Non-performing assets	$35,753	$27,209	$8,544	$35,753	$32,260	$3,493
NPLs to total loans and leases	0.27%	0.21%		0.27%	0.21%
Reserves to NPLs	373.86%	499.12%		373.86%	405.56%
NPAs to total assets	0.17%	0.13%		0.17%	0.15%

Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$10,095,611	$9,955,243	$140,368	$10,095,611	$10,928,620	$(833,009)
Special Mention	194,365	196,182	(1,817)	194,365	136,986	57,379
Substandard	282,163	339,664	(57,501)	282,163	273,154	9,009
Total commercial loans and leases	10,572,139	10,491,089	81,050	10,572,139	11,338,760	(766,621)
Consumer loans
Performing	1,293,457	1,379,603	(86,146)	1,293,457	1,787,123	(493,666)
Non-performing	19,068	18,428	640	19,068	19,469	(401)
Total consumer loans	1,312,525	1,398,031	(85,506)	1,312,525	1,806,592	(494,067)
Loans and leases receivable (1)	$11,884,664	$11,889,120	$(4,456)	$11,884,664	$13,145,352	$(1,260,688)

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.
Over the last decade, the Bank has developed a suite of commercial loan products with one particularly important common denominator: relatively low credit risk assumption. The Bank’s commercial and industrial (“C&I”), mortgage finance, corporate and specialized lending lines of business, and multifamily loans for example, are characterized by conservative underwriting standards and low loss rates. Because of this emphasis, the Bank’s credit quality to date has been incredibly healthy despite an adverse economic environment. Maintaining strong asset quality also requires a highly active portfolio monitoring process. In addition to frequent client outreach and monitoring at the individual loan level, management employs a bottom-up data driven approach to analyze the commercial portfolio.
Total consumer installment loans held for investment at March 31, 2024 were less than 4% of total assets and approximately 6% of total loans and leases held for investment, and were supported by an allowance for credit losses of $50.7 million. At March 31, 2024, the consumer installment portfolio had the following characteristics: average original FICO score of 737, average debt-to-income of 20% and average borrower income of $107 thousand.
Non-performing loans at March 31, 2024 increased to 0.27% of total loans and leases, compared to 0.21% at December 31, 2023 and 0.21% at March 31, 2023.
Investment Securities
The investment securities portfolio, including debt securities classified as available for sale (“AFS”) and held to maturity (“HTM”) provides periodic cash flows through regular maturities and amortization, can be used as collateral to secure additional funding, and is an important component of the Bank’s liquidity position.
The following table presents the composition of the investment securities portfolio as of the dates indicated:

(Dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
Debt securities, available for sale	$2,571,139	$2,376,860	$2,900,259
Equity securities	33,729	28,780	26,710
Investment securities, at fair value	2,604,868	2,405,640	2,926,969
Debt securities, held to maturity	1,032,037	1,103,170	870,294
Total investment securities portfolio	$3,636,905	$3,508,810	$3,797,263

Critically important to performance during the recent banking crisis are the characteristics of a bank’s securities portfolio. While there may be virtually no credit risk in some of these portfolios, holding longer term and lower yielding securities is creating challenges for many banks. Customers’ securities portfolio is highly liquid, short in duration, and high in yield. At March 31, 2024, the AFS debt securities portfolio had a spot yield of 5.33%, an effective duration of approximately 1.7 years, and approximately 40% are variable rate. Additionally, 62% of the AFS securities portfolio was AAA rated at March 31, 2024.
At March 31, 2024, the HTM debt securities portfolio represented only 4.8% of total assets at March 31, 2024, had a spot yield of 4.26% and an effective duration of approximately 3.0 years. Additionally, at March 31, 2024, approximately 41% of the HTM securities were AAA rated and 49% were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
The following table presents the composition of our deposit portfolio as of the dates indicated:

(Dollars in thousands)	March 31, 2024	% of Total	December 31, 2023	% of Total	March 31, 2023	% of Total
Demand, non-interest bearing	$4,688,880	26.1%	$4,422,494	24.7%	$3,487,517	19.7%
Demand, interest bearing	5,661,775	31.5	5,580,527	31.1	5,791,302	32.7
Total demand deposits	10,350,655	57.6	10,003,021	55.8	9,278,819	52.4
Savings	2,080,374	11.6	1,402,941	7.8	924,359	5.2
Money market	3,347,843	18.6	3,226,395	18.0	2,019,633	11.4
Time deposits	2,182,511	12.2	3,287,879	18.4	5,500,806	31.0
Total deposits	$17,961,383	100.0%	$17,920,236	100.0%	$17,723,617	100.0%
Total deposits increased $41.1 million, or 0.2%, to $18.0 billion at March 31, 2024 as compared to the prior quarter. Non-interest bearing demand deposits increased $266.4 million, or 6.0%, to $4.7 billion, savings deposits increased $677.4 million, or 48.3%, to $2.1 billion, money market deposits increased $121.4 million, or 3.8%, to $3.3 billion and interest bearing demand deposits of $81.2 million, or 1.5%, to $5.7 billion. These increases were offset by a decrease in time deposits of $1.1 billion, or 33.6%, to $2.2 billion. The total average cost of deposits increased modestly by 6 basis points to 3.45% in Q1 2024 from 3.39% in the prior quarter largely driven by continued competitive dynamics in the deposit market that the industry continues to experience. Total estimated uninsured deposits were $4.0 billion1, or 22% of total deposits (inclusive of accrued interest) at March 31, 2024. Customers is also highly focused on total deposits with contractual term to manage its liquidity profile and the funding of loans and securities.
Total deposits increased $237.8 million, or 1.3%, to $18.0 billion at March 31, 2024 as compared to a year ago. Non-interest bearing demand deposits increased $1.2 billion, or 34.4%, to $4.7 billion, money market deposits increased $1.3 billion, or 65.8%, to $3.3 billion and savings deposits increased $1.2 billion, or 125.1%, to $2.1 billion. These increases were offset by decreases in time deposits of $3.3 billion, or 60.3% to $2.2 billion and interest bearing demand deposits of $129.5 million, or 2.2%, to $5.7 billion. The total average cost of deposits increased modestly by 13 basis points to 3.45% in Q1 2024 from 3.32% in the prior year primarily due to higher market interest rates, offsetting a positive shift in deposit mix.
Borrowings
The following table presents the composition of our borrowings as of the dates indicated:

(Dollars in thousands)	March 31, 2024	December 31, 2023	March 31, 2023
FHLB advances	$1,195,088	$1,203,207	$2,052,143
Senior notes	123,905	123,840	123,645
Subordinated debt	182,300	182,230	182,021
Total borrowings	$1,501,293	$1,509,277	$2,357,809
1 Uninsured deposits (estimate) of $5.2 billion to be reported on the Bank’s call report, less deposits of $1.1 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $124.5 million.

Total borrowings decreased $8.0 million, or 0.5%, to $1.5 billion at March 31, 2024 as compared to the prior quarter. As of March 31, 2024, Customers’ immediately available borrowing capacity with the FRB and FHLB was approximately $7.5 billion, of which $1.2 billion of available capacity was utilized in borrowings and $1.1 billion was utilized to collateralize deposits.
Total borrowings decreased $856.5 million, or 36.3%, to $1.5 billion at March 31, 2024 as compared to a year ago. This decrease primarily resulted from repayments of $340.0 million and $510.0 million in callable FHLB advances in Q4 2023 and Q3 2023, respectively.
Capital
The following table presents certain capital amounts and ratios as of the dates indicated:

(Dollars in thousands except per share data)	March 31, 2024	December 31, 2023	March 31, 2023
Customers Bancorp, Inc.
Common Equity	$1,553,823	$1,500,600	$1,283,226
Tangible Common Equity*	$1,550,194	$1,496,971	$1,279,597
Common Equity to Total Assets	7.3%	7.0%	5.9%
Tangible Common Equity to Tangible Assets*	7.3%	7.0%	5.9%
Book Value per common share	$49.29	$47.73	$41.08
Tangible Book Value per common share*	$49.18	$47.61	$40.96
Common equity Tier 1 (“CET 1”) capital ratio (1)	12.5%	12.2%	9.6%
Total risk based capital ratio (1)	15.6%	15.3%	12.3%

(1) Regulatory capital ratios as of March 31, 2024 are estimates.
*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Customers Bancorp’s common equity increased $53.2 million to $1.6 billion, and tangible common equity* increased $53.2 million to $1.6 billion, at March 31, 2024 compared to the prior quarter, respectively, primarily from earnings of $45.9 million and decreased unrealized losses on investment securities of $4.3 million (net of taxes) deferred in accumulated other comprehensive income (“AOCI”). Similarly, book value per common share increased to $49.29 from $47.73, and tangible book value per common share* increased to $49.18 from $47.61, at March 31, 2024 and December 31, 2023, respectively.
Customers Bancorp’s common equity increased $270.6 million to $1.6 billion, and tangible common equity* increased $270.6 million to $1.6 billion, at March 31, 2024 compared to a year ago, respectively, primarily from earnings of $231.1 million and decreased unrealized losses on investment securities in AOCI of $24.0 million (net of taxes). Similarly, book value per common share increased to $49.29 from $41.08, and tangible book value per common share* increased to $49.18 from $40.96, at March 31, 2024 and March 31, 2023, respectively.
At the Customers Bancorp level, the CET 1 ratio (estimate), total risk based capital ratio (estimate), common equity to total assets ratio and tangible common equity to tangible assets ratio* (“TCE / TA ratio”) were 12.5%, 15.6%, 7.3%, and 7.3%, respectively, at March 31, 2024.
At the Customers Bank level, capital levels remained strong and well above regulatory minimums. At March 31, 2024, Tier 1 capital (estimate) and total risk based capital (estimate) were 14.0% and 15.7%, respectively.
“Even though we remain well capitalized by all regulatory measures, we are committed to maintaining our CET 1 ratio around 11.5% and growing our TCE / TA ratio* to 7.5% in 2024,” stated Jay Sidhu.

Key Profitability Trends
Net Interest Income
Net interest income totaled $160.4 million in Q1 2024, a decrease of $12.1 million from Q4 2023. This decrease was due to lower interest income of $14.1 million primarily due to the reduction of higher yielding loans and securities that exited the bank in the fourth quarter, and the measured pace of replenishing those interest-earning assets in the first quarter. Partially offsetting this decline was lower interest expense of $2.0 million due to the reduction of FHLB advances and positive remix of wholesale CDs with business unit deposits*2 that we executed in the fourth and first quarters.
“We experienced a modest decline in net interest income in the first quarter due to the selective reduction of higher yielding loans and securities in last quarter. This quarter we also reserved loan growth capacity in anticipation of the onboarding of the new teams. As we deploy excess liquidity, currently on the balance sheet in cash and securities, our net interest income is expected to grow and our net interest margin is expected to expand over the remainder of the year. Our loan pipeline grew meaningfully in the first quarter, which will benefit interest income and margin for the remainder of the year. For the second quarter in a row we reported lower interest expense compared to the prior quarter. The continued replacement of wholesale deposits and the remix of higher cost less strategic business unit deposits*2 is expected to continue to drive interest expense lower going forward. The combination of these efforts will benefit our net interest income throughout 2024 and beyond,” stated Customers Bancorp President Sam Sidhu.
Net interest income totaled $160.4 million in Q1 2024, an increase of $10.5 million from Q1 2023. This increase was due to higher interest income of $16.8 million primarily due to variable rate lower credit risk specialized lending verticals and interest earning deposits from higher market interest rates, and lower interest expense from lower average balances of borrowings, offset in part by higher interest expense on deposits of $9.8 million primarily resulting from increased market interest rates. The decrease in interest-earning assets was primarily driven by decreases in specialized lending verticals, consumer installment loans, mortgage finance loans and PPP loans included in other C&I loans. Total consumer installment loans decreased in Q1 2024 as compared to Q1 2023, as installment loans held for investment decreased primarily for risk management purposes and the implementation of a held-for-sale strategy.
Non-Interest Income
The following table presents details of non-interest income for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2024	December 31, 2023		March 31, 2024	March 31, 2023
Commercial lease income	$9,683	$9,035	$648	$9,683	$9,326	$357
Loan fees	5,280	5,926	(646)	5,280	3,990	1,290
Bank-owned life insurance	3,261	2,160	1,101	3,261	2,647	614
Mortgage finance transactional fees	946	927	19	946	1,074	(128)
Gain (loss) on sale of loans	10	(91)	101	10	—	10
Net gain (loss) on sale of investment securities	(30)	(145)	115	(30)	—	(30)
Other	2,081	860	1,221	2,081	1,084	997
Total non-interest income	$21,231	$18,672	$2,559	$21,231	$18,121	$3,110

Non-interest income totaled $21.2 million for Q1 2024, an increase of $2.6 million compared to Q4 2023. The increase was primarily due to increases in death benefits paid by insurance carriers under bank-owned life insurance policies, commercial lease income and other income.
Non-interest income totaled $21.2 million for Q1 2024, an increase of $3.1 million compared to Q1 2023. The increase was primarily due to increases in loan fees of $1.3 million resulting from increased servicing-related revenue and unused line of credit fees, death benefits paid by insurance carriers under bank-owned life insurance policies, commercial lease income and other income.
2 Total deposits excluding wholesale CDs and BMTX student-related deposits.

Non-Interest Expense
The following table presents details of non-interest expense for the periods indicated:

	Three Months Ended		Increase (Decrease)	Three Months Ended		Increase (Decrease)
(Dollars in thousands)	March 31, 2024	December 31, 2023		March 31, 2024	March 31, 2023
Salaries and employee benefits	$36,025	$33,965	$2,060	$36,025	$32,345	$3,680
Technology, communication and bank operations	21,904	16,887	5,017	21,904	16,589	5,315
Commercial lease depreciation	7,970	7,357	613	7,970	7,875	95
Professional services	6,353	9,820	(3,467)	6,353	7,596	(1,243)
Loan servicing	4,031	3,779	252	4,031	4,661	(630)
Occupancy	2,347	2,320	27	2,347	2,760	(413)
FDIC assessments, non-income taxes and regulatory fees	13,469	13,977	(508)	13,469	2,728	10,741
Advertising and promotion	682	850	(168)	682	1,049	(367)
Other	6,388	4,812	1,576	6,388	4,530	1,858
Total non-interest expense	$99,169	$93,767	$5,402	$99,169	$80,133	$19,036

Non-interest expenses totaled $99.2 million in Q1 2024, an increase of $5.4 million compared to Q4 2023. The increase was primarily attributable to certain one-time items which included deposit servicing-related fees of $7.1 million in technology, communications and bank operations and FDIC premiums of $4.2 million, both of which relate to periods prior to 2024. There was also an increase in the estimated industry-wide FDIC special assessment of $0.5 million in Q1 2024 from the $3.7 million FDIC special assessment fee recorded in Q4 2023. Excluding the impact of these amounts, total non-interest expenses were $87.4 million, which decreased $2.7 million in Q1 2024 compared to $90.0 million in Q4 2023. Other changes during the quarter include an increase of $2.1 million in salaries and employee benefits primarily due to higher incentives and stock awards and a decrease of $3.5 million in professional fees. Q1 2024 adjusted core non-interest expenses* were $87.4 million, a decrease of $2.1 million over Q4 2023.
Non-interest expenses totaled $99.2 million in Q1 2024, an increase of $19.0 million compared to Q1 2023. The increase was primarily attributable to increases of $10.7 million in FDIC assessments, non-income taxes and regulatory fees resulting primarily from higher FDIC assessments, one-time FDIC premiums of $4.2 million relating to periods prior to 2024 and an increase in the estimated industry-wide FDIC special assessment of $0.5 million, $5.3 million in technology, communications and bank operations which included the one-time deposit servicing-related fees and $3.7 million in salaries and employee benefits primarily due to higher headcount, annual merit increases and incentives. These increases were partially offset by a decrease of $1.2 million in professional fees.
Taxes
Income tax expense decreased by $6.1 million to $15.7 million in Q1 2024 from $21.8 million in Q4 2023 primarily due to lower pre-tax income.
Income tax expense increased by $1.1 million to $15.7 million in Q1 2024 from $14.6 million in Q1 2023 primarily due to a decrease in estimated income tax credits for 2024.
The effective tax rate for Q1 2024 was 24%. Customers expects the full-year 2024 effective tax rate to be approximately 22% to 24%.

Outlook
“Looking forward, our strategy and risk management principles remain unchanged. We are focused on managing risk, strengthening our deposit franchise, further improving our profitability and maintaining our strong capital ratios. Our deposits are expected to grow modestly with continued improvement in the quality of deposits, reducing higher cost business unit deposits*1 with lower cost deposits where we have a holistic and primary relationship. The addition of the new banking teams is expected to accelerate and enhance these efforts which were already well underway. We see attractive opportunities to deploy cash and securities cash flows into franchise-enhancing loan growth and our pipeline is strong. We remain confident in our ability to deliver 10% - 15% loan growth for the full year. The management of non-interest expenses remains a priority for us. Our adjusted core non-interest expense*, which excludes certain one-time items, declined from the core non-interest expense in the prior quarter. We expect the investments made in recruiting the new banking teams will produce significant benefits by increasing our net interest income and net interest margin primarily through lowering our interest expense costs as well as improving the overall quality of our deposit franchise. Operating efficiency has and will continue to be a differentiator of our business model, and we will continue to only make investments that generate long-term positive operating leverage and enable the organization to operate at a mid-40’s efficiency ratio. The onboarding of our new banking teams will elevate our efficiency ratio temporarily, but we are confident in our ability to operate with a mid-40’s efficiency ratio over the medium term. We remain committed to maintaining a CET 1 ratio around 11.5% in 2024, and growing our TCE / TA ratio* to 7.5%. We are highly focused on preserving superior credit quality, managing interest rate risk, maintaining robust liquidity, operating with higher capital ratios and generating positive operating leverage,” concluded Sam Sidhu.

*Non-GAAP measure. Customers' reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Total deposits excluding wholesale CDs and BMTX student-related deposits.

Webcast
Date:            Friday, April 26, 2024
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 1st Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Communications Director, David Patti at dpatti@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with nearly $22 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I lending, commercial real estate lending and multifamily lending, Customers Bank also provides a number of national corporate banking services to specialized lending clients. Major accolades include:
•No. 5 on American Banker 2023 list of top-performing banks with $10B to $50B in assets
•No. 29 out of the 100 largest publicly traded banks in 2024 Forbes Best Banks list
•No. 52 on Investor’s Business Daily 100 Best Stocks for 2023
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments, the impact of COVID-19 and its variants on the U.S. economy and customer behavior, the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the continued success and acceptance of our blockchain payments system, the demand for our products and services and the availability of sources of funding, the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply, actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships, higher inflation and its impacts, and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2023, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

Q1 2024 Overview
The following table presents a summary of key earnings and performance metrics for the quarter ended March 31, 2024 and the preceding four quarters:

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
EARNINGS SUMMARY - UNAUDITED

(Dollars in thousands, except per share data and stock price data)	Q1	Q4	Q3	Q2	Q1
	2024	2023	2023	2023	2023

GAAP Profitability Metrics:
Net income available to common shareholders	$45,926	$58,223	$82,953	$44,007	$50,265
Per share amounts:
Earnings per share - basic	$1.46	$1.86	$2.65	$1.41	$1.58
Earnings per share - diluted	$1.40	$1.79	$2.58	$1.39	$1.55
Book value per common share (1)	$49.29	$47.73	$45.47	$42.16	$41.08
CUBI stock price (1)	$53.06	$57.62	$34.45	$30.26	$18.52
CUBI stock price as % of book value (1)	108%	121%	76%	72%	45%
Average shares outstanding - basic	31,473,424	31,385,043	31,290,581	31,254,125	31,819,203
Average shares outstanding - diluted	32,854,534	32,521,787	32,175,084	31,591,142	32,345,017
Shares outstanding (1)	31,521,931	31,440,906	31,311,254	31,282,318	31,239,750
Return on average assets (“ROAA”)	0.94%	1.16%	1.57%	0.88%	1.03%
Return on average common equity (“ROCE”)	12.08%	15.93%	23.97%	13.22%	16.00%
Net interest margin, tax equivalent	3.10%	3.31%	3.70%	3.15%	2.96%
Efficiency ratio	54.58%	49.08%	41.01%	49.25%	47.71%
Non-GAAP Profitability Metrics (2):
Core earnings	$46,532	$61,633	$83,294	$52,163	$51,143
Core pre-tax pre-provision net income	$83,674	$101,884	$128,564	$96,833	$89,282
Per share amounts:
Core earnings per share - diluted	$1.42	$1.90	$2.59	$1.65	$1.58
Tangible book value per common share (1)	$49.18	$47.61	$45.36	$42.04	$40.96
CUBI stock price as % of tangible book value (1)	108%	121%	76%	72%	45%
Core ROAA	0.95%	1.22%	1.57%	1.03%	1.05%
Core ROCE	12.24%	16.87%	24.06%	15.67%	16.28%
Core pre-tax pre-provision ROAA	1.58%	1.90%	2.32%	1.79%	1.72%
Core pre-tax pre-provision ROCE	21.01%	26.82%	36.04%	28.01%	27.33%
Core efficiency ratio	54.24%	46.70%	41.04%	47.84%	47.09%
Asset Quality:
Net charge-offs	$17,968	$17,322	$17,498	$15,564	$18,651
Annualized net charge-offs to average total loans and leases	0.55%	0.51%	0.50%	0.42%	0.49%
Non-performing loans (“NPLs”) to total loans and leases (1)	0.27%	0.21%	0.22%	0.20%	0.21%
Reserves to NPLs (1)	373.86%	499.12%	466.11%	494.46%	405.56%
Non-performing assets (“NPAs”) to total assets	0.17%	0.13%	0.14%	0.13%	0.15%
Customers Bank Capital Ratios (3):
Common equity Tier 1 capital to risk-weighted assets	14.0%	13.77%	12.97%	11.96%	11.31%
Tier 1 capital to risk-weighted assets	14.0%	13.77%	12.97%	11.96%	11.31%
Total capital to risk-weighted assets	15.7%	15.28%	14.45%	13.38%	12.64%
Tier 1 capital to average assets (leverage ratio)	8.8%	8.71%	8.25%	8.00%	8.09%

(1) Metric is a spot balance for the last day of each quarter presented.
(2) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(3) Regulatory capital ratios are estimated for Q1 2024 and actual for the remaining periods. In accordance with regulatory capital rules, Customers elected to apply the CECL capital transition provisions which delayed the effects of CECL on regulatory capital for two years until January 1, 2022, followed by a three-year transition period. The cumulative CECL capital transition impact as of December 31, 2021 which amounted to $61.6 million will be phased in at 25% per year beginning on January 1, 2022 through December 31, 2024. As of March 31, 2024, our regulatory capital ratios reflected 25%, or $15.4 million, benefit associated with the CECL transition provisions.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)
	Q1	Q4	Q3	Q2	Q1
	2024	2023	2023	2023	2023
Interest income:
Loans and leases	$217,999	$239,453	$271,107	$241,745	$244,212
Investment securities	46,802	51,074	54,243	48,026	47,316
Interest earning deposits	52,817	44,104	43,800	27,624	10,395
Loans held for sale	12,048	8,707	4,664	11,149	11,701
Other	2,111	2,577	2,526	1,616	1,321
Total interest income	331,777	345,915	376,340	330,160	314,945

Interest expense:
Deposits	153,725	150,307	145,825	136,375	143,930
FHLB advances	13,485	18,868	26,485	24,285	10,370
FRB advances	—	—	—	—	6,286
Subordinated debt	2,689	2,688	2,689	2,689	2,689
Other borrowings	1,493	1,546	1,568	1,540	1,771
Total interest expense	171,392	173,409	176,567	164,889	165,046
Net interest income	160,385	172,506	199,773	165,271	149,899
Provision for credit losses	17,070	13,523	17,856	23,629	19,603
Net interest income after provision for credit losses	143,315	158,983	181,917	141,642	130,296

Non-interest income:
Commercial lease income	9,683	9,035	8,901	8,917	9,326
Loan fees	5,280	5,926	6,029	4,271	3,990
Bank-owned life insurance	3,261	2,160	1,973	4,997	2,647
Mortgage finance transactional fees	946	927	1,018	1,376	1,074
Gain (loss) on sale of loans	10	(91)	(348)	(761)	—
Loss on sale of capital call lines of credit	—	—	—	(5,037)	—
Net gain (loss) on sale of investment securities	(30)	(145)	(429)	—	—
Other	2,081	860	631	2,234	1,084
Total non-interest income	21,231	18,672	17,775	15,997	18,121

Non-interest expense:
Salaries and employee benefits	36,025	33,965	33,845	33,120	32,345
Technology, communication and bank operations	21,904	16,887	15,667	16,407	16,589
Commercial lease depreciation	7,970	7,357	7,338	7,328	7,875
Professional services	6,353	9,820	8,569	9,192	7,596
Loan servicing	4,031	3,779	3,858	4,777	4,661
Occupancy	2,347	2,320	2,471	2,519	2,760
FDIC assessments, non-income taxes and regulatory fees	13,469	13,977	8,551	9,780	2,728
Advertising and promotion	682	850	650	546	1,049
Legal settlement expense	—	—	4,096	—	—
Other	6,388	4,812	4,421	5,628	4,530
Total non-interest expense	99,169	93,767	89,466	89,297	80,133
Income before income tax expense	65,377	83,888	110,226	68,342	68,284
Income tax expense	15,651	21,796	23,470	20,768	14,563
Net income	49,726	62,092	86,756	47,574	53,721
Preferred stock dividends	3,800	3,869	3,803	3,567	3,456
Net income available to common shareholders	$45,926	$58,223	$82,953	$44,007	$50,265

Basic earnings per common share	$1.46	$1.86	$2.65	$1.41	$1.58
Diluted earnings per common share	1.40	1.79	2.58	1.39	1.55

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$51,974	$45,210	$68,288	$54,127	$77,251
Interest earning deposits	3,649,146	3,801,136	3,351,686	3,101,097	1,969,434
Cash and cash equivalents	3,701,120	3,846,346	3,419,974	3,155,224	2,046,685
Investment securities, at fair value	2,604,868	2,405,640	2,773,207	2,824,638	2,926,969
Investment securities held to maturity	1,032,037	1,103,170	1,178,370	1,258,560	870,294
Loans held for sale	357,640	340,317	150,368	78,108	424,057
Loans and leases receivable	11,936,621	11,963,855	12,600,548	12,826,531	13,391,610
Loans receivable, mortgage finance, at fair value	962,610	897,912	962,566	1,006,268	1,247,367
Allowance for credit losses on loans and leases	(133,296)	(135,311)	(139,213)	(139,656)	(130,281)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	12,765,935	12,726,456	13,423,901	13,693,143	14,508,696
FHLB, Federal Reserve Bank, and other restricted stock	100,067	109,548	126,098	126,240	124,733
Accrued interest receivable	120,123	114,766	123,984	119,501	123,754
Bank premises and equipment, net	7,253	7,371	7,789	8,031	8,581
Bank-owned life insurance	293,400	292,193	291,670	290,322	339,607
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	361,295	366,829	358,162	471,169	374,609
Total assets	$21,347,367	$21,316,265	$21,857,152	$22,028,565	$21,751,614

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$4,688,880	$4,422,494	$4,758,682	$4,490,198	$3,487,517
Interest bearing deposits	13,272,503	13,497,742	13,436,682	13,460,233	14,236,100
Total deposits	17,961,383	17,920,236	18,195,364	17,950,431	17,723,617
FHLB advances	1,195,088	1,203,207	1,529,839	2,046,142	2,052,143
Other borrowings	123,905	123,840	123,775	123,710	123,645
Subordinated debt	182,300	182,230	182,161	182,091	182,021
Accrued interest payable and other liabilities	193,074	248,358	264,406	269,539	249,168
Total liabilities	19,655,750	19,677,871	20,295,545	20,571,913	20,330,594

Preferred stock	137,794	137,794	137,794	137,794	137,794
Common stock	35,540	35,459	35,330	35,301	35,258
Additional paid in capital	567,490	564,538	559,346	555,737	552,255
Retained earnings	1,205,508	1,159,582	1,101,359	1,018,406	974,399
Accumulated other comprehensive income (loss), net	(132,305)	(136,569)	(149,812)	(168,176)	(156,276)
Treasury stock, at cost	(122,410)	(122,410)	(122,410)	(122,410)	(122,410)
Total shareholders’ equity	1,691,617	1,638,394	1,561,607	1,456,652	1,421,020
Total liabilities and shareholders’ equity	$21,347,367	$21,316,265	$21,857,152	$22,028,565	$21,751,614

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$3,865,028	$52,817	5.50%	$3,191,677	$44,104	5.48%	$914,149	$10,395	4.61%
Investment securities (1)	3,771,097	46,802	4.99%	4,007,418	51,074	5.10%	4,031,247	47,316	4.69%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	5,268,345	115,590	8.82%	5,574,149	130,838	9.31%	5,694,168	103,688	7.38%
Other commercial & industrial loans (2)(3)	1,654,665	26,714	6.49%	1,666,052	28,053	6.68%	2,594,440	49,121	7.68%
Mortgage finance loans	1,033,177	12,830	4.99%	997,353	13,726	5.46%	1,262,139	17,412	5.59%
Multifamily loans	2,121,650	21,255	4.03%	2,131,750	22,347	4.16%	2,206,600	20,470	3.76%
Non-owner occupied commercial real estate loans	1,348,468	20,179	6.02%	1,392,684	20,686	5.89%	1,449,722	20,199	5.65%
Residential mortgages	522,528	5,708	4.39%	526,422	5,942	4.48%	542,909	5,598	4.18%
Installment loans	1,179,721	27,771	9.47%	1,198,043	26,568	8.80%	1,727,995	39,425	9.25%
Total loans and leases (4)	13,128,554	230,047	7.05%	13,486,453	248,160	7.30%	15,477,973	255,913	6.70%
Other interest-earning assets	107,525	2,111	7.90%	116,756	2,577	8.75%	91,308	1,321	5.87%
Total interest-earning assets	20,872,204	331,777	6.39%	20,802,304	345,915	6.61%	20,514,677	314,945	6.21%
Non-interest-earning assets	463,025			449,969			538,243
Total assets	$21,335,229			$21,252,273			$21,052,920
Liabilities
Interest checking accounts	$5,538,846	$61,531	4.47%	$5,656,212	$62,041	4.35%	$7,494,379	$70,485	3.81%
Money market deposit accounts	3,233,103	36,811	4.58%	2,802,309	29,990	4.25%	2,470,004	20,783	3.41%
Other savings accounts	1,753,118	21,399	4.91%	1,218,118	13,849	4.51%	822,312	6,286	3.10%
Certificates of deposit	2,750,788	33,984	4.97%	3,625,311	44,427	4.86%	4,504,333	46,376	4.18%
Total interest-bearing deposits (5)	13,275,855	153,725	4.66%	13,301,950	150,307	4.48%	15,291,028	143,930	3.82%
Federal funds purchased	—	—	—%	—	—	—%	15,333	188	4.97%
Borrowings	1,506,707	17,667	4.72%	1,816,047	23,102	5.05%	1,788,116	20,928	4.75%
Total interest-bearing liabilities	14,782,562	171,392	4.66%	15,117,997	173,409	4.55%	17,094,477	165,046	3.91%
Non-interest-bearing deposits (5)	4,620,986			4,270,557			2,299,295
Total deposits and borrowings	19,403,548		3.55%	19,388,554		3.55%	19,393,772		3.45%
Other non-interest-bearing liabilities	264,677			276,198			247,575
Total liabilities	19,668,225			19,664,752			19,641,347
Shareholders’ equity	1,667,004			1,587,521			1,411,573
Total liabilities and shareholders’ equity	$21,335,229			$21,252,273			$21,052,920
Net interest income		160,385			172,506			149,899
Tax-equivalent adjustment		394			398			375
Net interest earnings		$160,779			$172,904			$150,274
Interest spread			2.84%			3.06%			2.76%
Net interest margin			3.09%			3.30%			2.95%
Net interest margin tax equivalent (6)			3.10%			3.31%			2.96%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes PPP loans.
(4) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(5) Total costs of deposits (including interest bearing and non-interest bearing) were 3.45%, 3.39% and 3.32% for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

(6) Tax-equivalent basis, using an estimated marginal tax rate of 26% for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$5,104,405	$5,006,693	$5,422,161	$5,534,832	$5,519,176
Other commercial & industrial (1)	1,113,517	1,162,317	1,252,427	1,240,908	1,414,419
Mortgage finance	1,071,146	1,014,742	1,042,549	1,108,598	1,374,894
Multifamily	2,123,675	2,138,622	2,130,213	2,151,734	2,195,211
Commercial real estate owner occupied	806,278	797,319	794,815	842,042	895,314
Commercial real estate non-owner occupied	1,182,084	1,177,650	1,178,203	1,211,091	1,245,248
Construction	185,601	166,393	252,588	212,214	188,123
Total commercial loans and leases	11,586,706	11,463,736	12,072,956	12,301,419	12,832,385
Consumer:
Residential	482,537	484,435	483,133	487,199	494,815
Manufactured housing	37,382	38,670	40,129	41,664	43,272
Installment:
Personal	492,892	555,533	629,843	752,470	849,420
Other	299,714	319,393	337,053	250,047	419,085
Total installment loans	792,606	874,926	966,896	1,002,517	1,268,505
Total consumer loans	1,312,525	1,398,031	1,490,158	1,531,380	1,806,592
Total loans and leases held for investment	$12,899,231	$12,861,767	$13,563,114	$13,832,799	$14,638,977

Loans held for sale
Commercial:
Multifamily	$—	$—	$—	$—	$4,051
Commercial real estate non-owner occupied	—	—	—	—	16,000
Total commercial loans and leases	—	—	—	—	20,051
Consumer:
Residential	870	1,215	1,005	1,234	821
Installment:
Personal	137,755	151,040	124,848	76,874	307,336
Other	219,015	188,062	24,515	—	95,849
Total installment loans	356,770	339,102	149,363	76,874	403,185
Total consumer loans	357,640	340,317	150,368	78,108	404,006
Total loans held for sale	$357,640	$340,317	$150,368	$78,108	$424,057

Total loans and leases portfolio	$13,256,871	$13,202,084	$13,713,482	$13,910,907	$15,063,034
(1)    Includes PPP loans.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

Demand, non-interest bearing	$4,688,880	$4,422,494	$4,758,682	$4,490,198	$3,487,517
Demand, interest bearing	5,661,775	5,580,527	5,824,410	5,551,037	5,791,302
Total demand deposits	10,350,655	10,003,021	10,583,092	10,041,235	9,278,819
Savings	2,080,374	1,402,941	1,118,353	1,048,229	924,359
Money market	3,347,843	3,226,395	2,499,593	2,004,264	2,019,633
Time deposits	2,182,511	3,287,879	3,994,326	4,856,703	5,500,806
Total deposits	$17,961,383	$17,920,236	$18,195,364	$17,950,431	$17,723,617

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)	As of March 31, 2024					As of December 31, 2023					As of March 31, 2023
	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs	Total loans	Non accrual /NPLs	Allowance for credit losses	Total NPLs to total loans	Total reserves to total NPLs

Loan type
Commercial & industrial, including specialized lending (1)	$6,326,458	$3,608	$23,003	0.06%	637.56%	$6,285,840	$4,436	$23,503	0.07%	529.82%	$7,061,122	$3,886	$20,050	0.06%	515.95%
Multifamily	2,123,675	5,161	18,307	0.24%	354.72%	2,138,622	—	16,343	—%	—%	2,195,211	881	15,084	0.04%	1712.15%
Commercial real estate owner occupied	806,278	8,920	10,201	1.11%	114.36%	797,319	5,869	9,882	0.74%	168.38%	895,314	3,621	8,472	0.40%	233.97%
Commercial real estate non-owner occupied	1,182,084	62	18,320	0.01%	29548.39%	1,177,650	—	16,859	—%	—%	1,245,248	—	11,032	—%	—%
Construction	185,601	—	1,866	—%	—%	166,393	—	1,482	—%	—%	188,123	—	2,336	—%	—%
Total commercial loans and leases receivable	10,624,096	17,751	71,697	0.17%	403.90%	10,565,824	10,305	68,069	0.10%	660.54%	11,585,018	8,388	56,974	0.07%	679.23%
Residential	482,537	8,089	6,707	1.68%	82.92%	484,435	6,802	6,586	1.40%	96.82%	494,815	6,473	6,853	1.31%	105.87%
Manufactured housing	37,382	2,268	4,160	6.07%	183.42%	38,670	2,331	4,239	6.03%	181.85%	43,272	2,568	4,339	5.93%	168.96%
Installment	792,606	6,958	50,732	0.88%	729.12%	874,926	7,211	56,417	0.82%	782.37%	1,268,505	8,720	62,115	0.69%	712.33%
Total consumer loans receivable	1,312,525	17,315	61,599	1.32%	355.76%	1,398,031	16,344	67,242	1.17%	411.42%	1,806,592	17,761	73,307	0.98%	412.74%
Loans and leases receivable	11,936,621	35,066	133,296	0.29%	380.13%	11,963,855	26,649	135,311	0.22%	507.75%	13,391,610	26,149	130,281	0.20%	498.23%
Loans receivable, mortgage finance, at fair value	962,610	—	—	—%	—%	897,912	—	—	—%	—%	1,247,367	—	—	—%	—%
Loans held for sale	357,640	588	—	0.16%	—%	340,317	461	—	0.14%	—%	424,057	5,975	—	1.41%	—%
Total portfolio	$13,256,871	$35,654	$133,296	0.27%	373.86%	$13,202,084	$27,110	$135,311	0.21%	499.12%	$15,063,034	$32,124	$130,281	0.21%	405.56%
(1)    Includes PPP loans.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2024	2023	2023	2023 (1)	2023
Loan type
Commercial & industrial, including specialized lending	$3,672	$5,282	$2,974	$258	$(71)
Multifamily	473	127	1,999	1,448	—
Commercial real estate owner occupied	22	—	39	(34)	—
Commercial real estate non-owner occupied	—	(288)	—	266	4,234
Construction	—	—	—	—	(116)
Residential	18	(1)	13	24	(2)
Installment	13,783	12,202	12,473	13,602	14,606
Total net charge-offs (recoveries) from loans held for investment	$17,968	$17,322	$17,498	$15,564	$18,651

(1)    Excludes $6.2 million of charge-offs for certain PCD loans acquired from the FDIC that were immediately applied against $8.7 million of allowance for credit losses on PCD loans recognized upon the acquisition of the loan portfolio on June 15, 2023. Subsequent recoveries and charge-offs of these PCD loans will be included in the period in which they occur.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings and Adjusted Core Earnings - Customers Bancorp
	Q1 2024		Q4 2023		Q3 2023		Q2 2023		Q1 2023
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$45,926	$1.40	$58,223	$1.79	$82,953	$2.58	$44,007	$1.39	$50,265	$1.55
Reconciling items (after tax):
Severance expense	—	—	473	0.01	—	—	141	0.00	637	0.02
Impairments on fixed assets and leases	—	—	—	—	—	—	12	0.00	86	0.00
Loss on sale of capital call lines of credit	—	—	—	—	—	—	3,914	0.12	—	—
(Gains) losses on investment securities	57	0.00	(85)	0.00	492	0.02	49	0.00	(49)	0.00
Derivative credit valuation adjustment	169	0.01	267	0.01	(151)	0.00	(101)	0.00	204	0.01
Tax on surrender of bank-owned life insurance policies	—	—	—	—	—	—	4,141	0.13	—	—
FDIC special assessment	380	0.01	2,755	0.08	—	—	—	—	—	—
Core earnings	$46,532	$1.42	$61,633	$1.90	$83,294	$2.59	$52,163	$1.65	$51,143	$1.58

One-time non-interest expense items recorded during Q1 2024 (after-tax):
Deposit servicing fees prior to 2024	5,405	0.16
FDIC premiums prior to 2024	3,200	0.10
Total one-time non-interest expense items	8,605	0.26
Adjusted core earnings (adjusted for one-time non-interest expense items)	$55,137	$1.68

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Assets and Adjusted Core Return on Average Assets - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP net income	$49,726	$62,092	$86,756	$47,574	$53,721
Reconciling items (after tax):
Severance expense	—	473	—	141	637
Impairments on fixed assets and leases	—	—	—	12	86
Loss on sale of capital call lines of credit	—	—	—	3,914	—
(Gains) losses on investment securities	57	(85)	492	49	(49)
Derivative credit valuation adjustment	169	267	(151)	(101)	204
Tax on surrender of bank-owned life insurance policies	—	—	—	4,141	—
FDIC special assessment	380	2,755	—	—	—
Core net income	$50,332	$65,502	$87,097	$55,730	$54,599

One-time non-interest expense items recorded during Q1 2024 (after-tax):
Deposit servicing fees prior to 2024	5,405
FDIC premiums prior to 2024	3,200
Total one-time non-interest expense items	8,605
Adjusted core net income (adjusted for one-time non-interest expense items)	$58,937

Average total assets	$21,335,229	$21,252,273	$21,978,010	$21,654,735	$21,052,920

Core return on average assets	0.95%	1.22%	1.57%	1.03%	1.05%
Adjusted core return on average assets (adjusted for one-time non-interest expense items)	1.11%

Core Pre-Tax Pre-Provision Net Income and ROAA and Adjusted Core Pre-Tax Pre-Provision Net Income and ROAA - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP net income	$49,726	$62,092	$86,756	$47,574	$53,721
Reconciling items:
Income tax expense	15,651	21,796	23,470	20,768	14,563
Provision (benefit) for credit losses	17,070	13,523	17,856	23,629	19,603
Provision (benefit) for credit losses on unfunded commitments	430	(136)	48	(304)	280
Severance expense	—	639	—	182	809
Impairments on fixed assets and leases	—	—	—	15	109
Loss on sale of capital call lines of credit	—	—	—	5,037	—
(Gains) losses on investment securities	75	(114)	626	62	(62)
Derivative credit valuation adjustment	222	361	(192)	(130)	259
FDIC special assessment	500	3,723	—	—	—
Core pre-tax pre-provision net income	$83,674	$101,884	$128,564	$96,833	$89,282

One-time non-interest expense items recorded during Q1 2024:
Deposit servicing fees prior to 2024	7,106
FDIC premiums prior to 2024	4,208
Total one-time non-interest expense items	11,314
Adjusted core pre-tax pre-provision net income (adjusted for one-time non-interest expense items)	$94,988

Average total assets	$21,335,229	$21,252,273	$21,978,010	$21,654,735	$21,052,920

Core pre-tax pre-provision ROAA	1.58%	1.90%	2.32%	1.79%	1.72%

Adjusted core pre-tax pre-provision ROAA (adjusted for one-time non-interest expense items)	1.79%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity and Adjusted Core Return on Average Common Equity - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP net income to common shareholders	$45,926	$58,223	$82,953	$44,007	$50,265
Reconciling items (after tax):
Severance expense	—	473	—	141	637
Impairments on fixed assets and leases	—	—	—	12	86
Loss on sale of capital call lines of credit	—	—	—	3,914	—
(Gains) losses on investment securities	57	(85)	492	49	(49)
Derivative credit valuation adjustment	169	267	(151)	(101)	204
Tax on surrender of bank-owned life insurance policies	—	—	—	4,141	—
FDIC special assessment	380	2,755	—	—	—
Core earnings	$46,532	$61,633	$83,294	$52,163	$51,143

One-time non-interest expense items recorded during Q1 2024 (after-tax):
Deposit servicing fees prior to 2024	5,405
FDIC premiums prior to 2024	3,200
Total one-time non-interest expense items	8,605
Adjusted core earnings (adjusted for one-time non-interest expense items)	$55,137

Average total common shareholders’ equity	$1,529,211	$1,449,728	$1,373,244	$1,335,408	$1,273,780

Core return on average common equity	12.24%	16.87%	24.06%	15.67%	16.28%

Adjusted core return on average common equity (adjusted for one-time non-interest expense items)	14.50%

Core Pre-Tax Pre-Provision ROCE and Adjusted Core Pre-Tax Pre-Provision ROCE - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP net income to common shareholders	$45,926	$58,223	$82,953	$44,007	$50,265
Reconciling items:
Income tax expense	15,651	21,796	23,470	20,768	14,563
Provision (benefit) for credit losses	17,070	13,523	17,856	23,629	19,603
Provision (benefit) for credit losses on unfunded commitments	430	(136)	48	(304)	280
Severance expense	—	639	—	182	809
Impairments on fixed assets and leases	—	—	—	15	109
Loss on sale of capital call lines of credit	—	—	—	5,037	—
(Gains) losses on investment securities	75	(114)	626	62	(62)
Derivative credit valuation adjustment	222	361	(192)	(130)	259
FDIC special assessment	500	3,723	—	—	—
Core pre-tax pre-provision net income available to common shareholders	$79,874	$98,015	$124,761	$93,266	$85,826

One-time non-interest expense items recorded during Q1 2024:
Deposit servicing fees prior to 2024	7,106
FDIC premiums prior to 2024	4,208
Total one-time non-interest expense items	11,314
Adjusted core pre-tax pre-provision net income available to common shareholders	$91,188

Average total common shareholders’ equity	$1,529,211	$1,449,728	$1,373,244	$1,335,408	$1,273,780

Core pre-tax pre-provision ROCE	21.01%	26.82%	36.04%	28.01%	27.33%

Adjusted core pre-tax pre-provision ROCE (adjusted for one-time non-interest expense items)	23.98%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Efficiency Ratio and Adjusted Core Efficiency Ratio - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP net interest income	$160,385	$172,506	$199,773	$165,271	$149,899

GAAP non-interest income	$21,231	$18,672	$17,775	$15,997	$18,121
Loss on sale of capital call lines of credit	—	—	—	5,037	—
(Gains) losses on investment securities	75	(114)	626	62	(62)
Derivative credit valuation adjustment	222	361	(192)	(130)	259
Core non-interest income	21,528	18,919	18,209	20,966	18,318
Core revenue	$181,913	$191,425	$217,982	$186,237	$168,217

GAAP non-interest expense	$99,169	$93,767	$89,466	$89,297	$80,133
Severance expense	—	(639)	—	(182)	(809)
Impairments on fixed assets and leases	—	—	—	(15)	(109)
FDIC special assessment	(500)	(3,723)	—	—	—
Core non-interest expense	$98,669	$89,405	$89,466	$89,100	$79,215

One-time non-interest expense items recorded during Q1 2024:
Deposit servicing fees prior to 2024	(7,106)
FDIC premiums prior to 2024	(4,208)
Total one-time non-interest expense items	(11,314)
Adjusted core non-interest expense	$87,355

Core efficiency ratio (1)	54.24%	46.70%	41.04%	47.84%	47.09%

Adjusted core efficiency ratio (adjusted for one-time non-interest expense items) (2)	48.02%

(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.
(2) Adjusted core efficiency ratio calculated as adjusted core non-interest expense divided by core revenue.

Core Non-Interest Expense to Average Total Assets and Adjusted Core Non-Interest Expense to Average Total Assets- Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP non-interest expense	$99,169	$93,767	$89,466	$89,297	$80,133
Severance expense	—	(639)	—	(182)	(809)
Impairments on fixed assets and leases	—	—	—	(15)	(109)
FDIC special assessment	(500)	(3,723)	—	—	—
Core non-interest expense	$98,669	$89,405	$89,466	$89,100	$79,215

One-time non-interest expense items recorded during Q1 2024:
Deposit servicing fees prior to 2024	(7,106)
FDIC premiums prior to 2024	(4,208)
Total one-time non-interest expense items	(11,314)
Adjusted core non-interest expense	$87,355

Average total assets	$21,335,229	$21,252,273	$21,978,010	$21,654,735	$21,052,920

Core non-interest expense to average total assets	1.86%	1.67%	1.62%	1.65%	1.53%

Adjusted core non-interest expense to average total assets (adjusted for one-time non-interest expense items)	1.65%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Business Unit Deposits (formerly, Core Deposits, Total Deposits, excluding Wholesale CDs and BMTX student deposits) - Customers Bancorp

(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
Total deposits	$17,961,383	$17,920,236	$18,195,364	$17,950,431	$17,723,617
Reconciling items:
Wholesale CDs	1,809,573	2,970,615	3,713,933	4,651,054	5,311,083
BMTX student deposits	850	1,157	636,951	407,118	506,922
Business Unit Deposits (formerly, Core Deposits, Total deposits, excluding wholesale CDs and BMTX student deposits)	$16,150,960	$14,948,464	$13,844,480	$12,892,259	$11,905,612

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP total shareholders’ equity	$1,691,617	$1,638,394	$1,561,607	$1,456,652	$1,421,020
Reconciling items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,550,194	$1,496,971	$1,420,184	$1,315,229	$1,279,597

GAAP total assets	$21,347,367	$21,316,265	$21,857,152	$22,028,565	$21,751,614
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$21,343,738	$21,312,636	$21,853,523	$22,024,936	$21,747,985

Tangible common equity to tangible assets	7.3%	7.0%	6.5%	6.0%	5.9%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023
GAAP total shareholders’ equity	$1,691,617	$1,638,394	$1,561,607	$1,456,652	$1,421,020
Reconciling Items:
Preferred stock	(137,794)	(137,794)	(137,794)	(137,794)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$1,550,194	$1,496,971	$1,420,184	$1,315,229	$1,279,597

Common shares outstanding	31,521,931	31,440,906	31,311,254	31,282,318	31,239,750

Tangible book value per common share	$49.18	$47.61	$45.36	$42.04	$40.96